Marathon Petroleum Corp. Reports Fourth-Quarter 2020 Results
•Reported fourth-quarter income of $192 million, or $0.29 per diluted share, which includes net pre-tax benefits of $851 million; reported adjusted loss of $608 million, or ($0.94) per diluted share
•$21 billion Speedway sale targeted to close by end of first quarter; reiterating commitment to use proceeds to strengthen the balance sheet and return capital to shareholders
•Advancing renewable fuels portfolio; Dickinson is 2nd largest renewable diesel facility in the US and progressing Martinez strategic repositioning
•Continuing focus on lowering cost structure
•Announced 2021 MPC standalone capital spending outlook of $1.4 billion, a reduction of $350 million from 2020

FINDLAY, Ohio, Feb. 2, 2021 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income of $192 million, or $0.29 per diluted share, for the fourth quarter of 2020, compared with net income of $443 million, or $0.68 per diluted share, for the fourth quarter of 2019.
Fourth-quarter 2020 results include net pre-tax benefits of $851 million as shown in the accompanying release tables. Adjusted net loss was $608 million, or $(0.94) per diluted share, for the fourth quarter of 2020, compared with adjusted net income of $1.0 billion, or $1.56 per diluted share, for the fourth quarter of 2019.
“The COVID-19 pandemic presented unprecedented challenges in 2020,” said President and Chief Executive Officer Michael J. Hennigan. “The rollout of vaccines in 2021 provides support for the return of global mobility and transportation fuel demand, increasing optimism around steps toward economic recovery and prospects for our industry.
“Throughout the year, we took aggressive action to reposition the company for long-term success. We focused on optimizing our portfolio through the sale of Speedway, indefinitely idling higher cost refineries, structurally reducing operating costs, and expanding our renewable fuel portfolio. Our Dickinson facility began producing renewable diesel and we are advancing discussions with feedstock suppliers and potential commercial partners for the Martinez renewables project. Today we announced our 2021 capital outlook which is yet again below prior year spending levels. And, as we enter 2021 and progress toward the close of the $21 billion sale of our Speedway business, our top priorities remain reducing debt to strengthen our balance sheet and efficiently returning capital to shareholders.”
Results from Operations
As previously announced, on Aug. 2, 2020, MPC entered into a definitive agreement to sell Speedway to 7-Eleven, Inc. for $21 billion in cash. Consistent with the reporting from last quarter:
•Speedway’s results are required to be presented separately as discontinued operations.

•The retained direct dealer business results are reported within the Refining & Marketing segment.
•As a result of the above, MPC no longer presents a separate Retail segment, which had previously included Speedway and the direct dealer business.
Speedway’s results are presented differently under discontinued operations accounting as compared to their previous presentation. The major changes include:
•MPC ceased recording depreciation and amortization (D&A) for Speedway at the time of signing the sale agreement.
•Corporate costs are no longer allocable to Speedway under discontinued operations accounting. Results for all periods exclude any allocation of corporate costs to Speedway.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2020	2019	2020	2019
Income (loss) from continuing operations by segment
Refining & Marketing(a)(b)	$(1,579)	$1,106	$(5,189)	$2,856
Midstream	974	889	3,708	3,594
Corporate(c)	(175)	(244)	(800)	(833)
Income (loss) from continuing operations before items not allocated to segments	(780)	1,751	(2,281)	5,617
Items not allocated to segments:
LCM inventory valuation adjustment	1,185	—	—	—
Impairments	(146)	(1,239)	(9,741)	(1,239)
Restructuring expenses	(19)	—	(367)	—
Litigation	84	—	84	(22)
Gain on sale of assets	66	—	66	—
Transaction-related costs	—	(6)	(8)	(153)
Equity method investment restructuring gains	—	52	—	259
Income (loss) from continuing operations	$390	$558	$(12,247)	$4,462

Income from discontinued operations
Speedway(c)	$419	$290	$1,701	$1,121
LCM inventory valuation adjustment	25	—	—	—
Transaction-related costs	(39)	(7)	(114)	(7)
Income from discontinued operations	$405	$283	$1,587	$1,114

Income (loss) from continuing and discontinued operations	$795	$841	$(10,660)	$5,576

(a)    Includes direct dealer income from operations of $90 million, $194 million, $393 million and $489 million for the fourth quarter 2020, the fourth quarter 2019, for the year 2020 and for the year 2019, respectively, due to our third quarter 2020 change in segment presentation.
(b)     Includes last-in, first-out (LIFO) liquidation charges of $305 million for the fourth quarter 2020 and $561 million for the year 2020.
(c)    Reflects corporate costs of $6 million, $7 million, $26 million and $28 million for the fourth quarter 2020, the fourth quarter 2019, for the year 2020 and for the year 2019, respectively, that are no longer allocable to Speedway under discontinued operations accounting.

Adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $907 million in the fourth quarter of 2020, compared with $3.2 billion for the fourth quarter of 2019. As detailed in the table below, adjusted EBITDA is shown for both continuing and discontinued operations. Adjusted EBITDA from continuing operations excludes refining planned turnaround costs and LIFO liquidation charges.

Reconciliation of Income (Loss) From Operations to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2020	2019	2020	2019
Refining & Marketing Segment
Segment income (loss) from operations	$(1,579)	$1,106	$(5,189)	$2,856
Add: Depreciation and amortization	465	461	1,857	1,780
Refining planned turnaround costs	107	153	832	740
LIFO liquidation charge	305	—	561	—
Segment Adjusted EBITDA	$(702)	$1,720	$(1,939)	$5,376
Midstream Segment
Segment income from operations	$974	$889	$3,708	$3,594
Add: Depreciation and amortization	343	342	1,353	1,267
Segment EBITDA	$1,317	$1,231	$5,061	$4,861

Segment Adjusted EBITDA	$615	$2,951	$3,122	$10,237
Corporate	(175)	(244)	(800)	(833)
Add: Depreciation and amortization	41	47	165	178
Adjusted EBITDA from continuing operations	$481	$2,754	$2,487	$9,582

Speedway
Speedway	$419	$290	$1,701	$1,121
Add: Depreciation and amortization(a)	7	128	244	413
Adjusted EBITDA from discontinued operations	$426	$418	$1,945	$1,534

Adjusted EBITDA from continuing and discontinued operations	$907	$3,172	$4,432	$11,116

(a)     As of August 2, 2020, MPC ceased recording depreciation and amortization for Speedway.

Refining & Marketing (R&M)
As discussed above, R&M segment results now include the results of the direct dealer business. Prior periods reflect this change in segment presentation.
R&M segment loss from operations was $1.6 billion in the fourth quarter of 2020, compared with income of $1.1 billion for the fourth quarter of 2019. Fourth-quarter 2020 and fourth-quarter 2019 R&M segment results include direct dealer income from operations of $90 million and $194 million, respectively. Segment results also include a LIFO liquidation charge of $305 million in the fourth quarter of 2020.

Segment adjusted EBITDA was $(702) million in the fourth quarter of 2020, versus $1.7 billion for the fourth quarter of 2019. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $107 million in the fourth quarter of 2020 and $153 million in the fourth quarter of 2019, and a LIFO liquidation charge of $305 million in the fourth quarter of 2020. The decrease in R&M earnings was primarily due to lower crack spreads, reduced throughput, and weaker crude differentials, partially offset by lower operating costs.
R&M margin, excluding the LIFO liquidation charge, was $7.42 per barrel for the fourth quarter of 2020, versus $16.35 for the fourth quarter of 2019. Crude capacity utilization was 82% (excluding idled facilities) resulting in total throughput of 2.5 million barrels per day. Clean product yield was 87%.
Midstream
Midstream segment income from operations, which primarily reflects the results of MPLX LP (NYSE: MPLX), was $974 million in the fourth quarter of 2020, compared with $889 million for the fourth quarter of 2019.
Segment adjusted EBITDA was $1.3 billion in the fourth quarter of 2020, versus $1.2 billion for the fourth quarter of 2019. Strong performance in the midstream segment in the current business environment was driven by stable, fee-based earnings, contributions from organic growth projects, and reduced operating expenses.
Corporate and Items Not Allocated
As discussed above, corporate costs are no longer allocable to Speedway under discontinued operations accounting and all periods include corporate costs previously allocated to Speedway.
Corporate expenses totaled $175 million in the fourth quarter of 2020, compared with $244 million in the fourth quarter of 2019. Fourth-quarter 2020 and fourth-quarter 2019 corporate expenses include expenses of $6 million and $7 million, respectively, which are no longer allocable to Speedway.
Items not allocated to segments included net benefits of $1.2 billion in the fourth quarter of 2020, compared with net charges of $1.2 billion in the fourth quarter of 2019. Fourth-quarter 2020 results from continuing operations include a $1.2 billion lower of cost or market (LCM) inventory benefit, a favorable litigation settlement of $84 million and gains on asset sales of $66 million. These items are partially offset by impairment and restructuring charges of $165 million. Fourth-quarter 2019 results include $1.2 billion of impairment charges primarily related to MPLX goodwill and $6 million of costs incurred in connection with the midstream strategic review and other related activities. These items were partially offset by an equity method restructuring gain of $52 million. Discontinued operations for the fourth quarter of 2020 included a $25 million LCM inventory benefit and $39 million of costs related to the Speedway separation.
Speedway
As discussed above, the results of Speedway are required to be reported separately as discontinued operations. MPC ceased recording D&A for Speedway in August 2020. Therefore, fourth-quarter 2020 results reflect no D&A, as compared to $128 million of D&A in fourth-quarter 2019. Results for all periods presented exclude any allocation of corporate costs to Speedway.
Speedway income from operations was $419 million in the fourth quarter of 2020, compared with $290 million for the fourth quarter of 2019. Speedway adjusted EBITDA was $426 million in the fourth quarter of 2020, versus $418 million for the fourth quarter of 2019. Fourth-quarter 2020 results reflect higher fuel margins partially offset by lower fuel volumes compared to the prior year.
Speedway fuel margin was 28.99 cents per gallon in the fourth quarter of 2020, versus 26.11 cents per gallon in the fourth quarter of 2019. Same-store merchandise sales increased by 1.8% year-over-year and Speedway same-store gasoline sales volume decreased by 18.1% year-over-year.

Financial Position and Liquidity
As of Dec. 31, 2020, the company had $540 million in cash and cash equivalents (excluding MPLX’s cash and cash equivalents of $15 million), no borrowings outstanding under its $5 billion five-year bank revolving credit facility, no borrowings outstanding under its two $1 billion 364-day bank revolving credit facilities, and no borrowings outstanding under its $750 million trade receivables securitization facility. The company took advantage of attractive commercial paper rates available during the quarter and had $1.0 billion of outstanding commercial paper borrowings as of Dec. 31, 2020. MPC does not intend to have outstanding commercial paper borrowing in excess of available capacity under its bank revolving credit facilities.
In the fourth quarter, the company redeemed all of the $475 million outstanding aggregate principal amount of its senior notes due October 2022 and repaid all of the $650 million outstanding aggregate principal amount of its senior notes due December 2020.
Strategic and Operations Update
The company continues to progress activities related to the $21 billion sale of Speedway to 7-Eleven, targeting a close of the transaction by the end of the first quarter of 2021. The company expects to use proceeds from the sale to strengthen the balance sheet and return capital to shareholders. The arrangement includes a 15-year fuel supply agreement and the opportunity to supply additional 7-Eleven locations.
The Dickinson, North Dakota, renewable fuels facility is ramping operations and is on-track to reach full production by the end of the first quarter. At full capacity, the facility is expected to produce 12,000 barrels per day of renewable diesel from corn and soybean oil. MPC intends to sell the renewable diesel into the California market to comply with the California Low Carbon Fuel Standard.
The company also progressed activities associated with the conversion of the Martinez refinery to a renewable diesel facility. Discussions with feedstock suppliers and definition engineering activities continue to advance. As envisioned, the Martinez facility would be expected to start producing renewable diesel by the second half of 2022, with a potential to build to full capacity of 48,000 barrels per day by the end of 2023.
Consistent with MPC's midstream strategy of developing long-haul pipelines and other logistics solutions, several projects advanced during the quarter, including the Wink to Webster crude oil pipeline, the Whistler natural gas pipeline, and the reversal of the Capline crude pipeline. Each of these projects is backed by minimum volume commitments.

First Quarter 2021 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.35
Distribution costs (in millions)	$1,290
Refining planned turnaround costs (in millions)	$150
Depreciation and amortization (in millions)	$465

Refinery throughputs (mbpd):
Crude oil refined	2,385
Other charge and blendstocks	175
Total	2,560

(a)    Excludes refining planned turnaround and depreciation and amortization expense.

Speedway	Range
Fuel sales (millions of gallons)	1,300	1,500
Merchandise sales (in millions)	$1,425	$1,525

Corporate and unallocated items (in millions)	$175

2021 Capital Plan ($ millions)

MPC (excluding MPLX)
Refining & Marketing Segment:	$1,050
Growth - Ongoing Projects	450
Growth - Renewables	350
Maintenance	250
Midstream Segment (excluding MPLX)	50
Speedway Discontinued Operations for 1Q21 (a)	150
Corporate and Other (b)	150
Total MPC (excluding MPLX)	$1,400

MPLX Total (c)	$965

(a) Speedway represents outlook for only 1Q 2021
(b) Does not include capitalized interest
(c) MPLX outlook presented net of project reimbursements and return of capital

Conference Call
At 11:00 a.m. EST today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related material, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. Speedway LLC, an MPC subsidiary, owns and operates retail convenience stores across the

United States. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President, Investor Relations
Brian Worthington, Manager, Investor Relations
Taryn Erie, Manager, Investor Relations

Media Contact: (419) 421-3312
Jamal Kheiry, Manager, Communications

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws regarding Marathon Petroleum Corporation (MPC). These forward-looking statements relate to, among other things, expectations, estimates and projections concerning the business and operations, strategy and value creation plans of MPC. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “project,” “proposition,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company’s control and are difficult to predict. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: the magnitude and duration of the COVID-19 pandemic and its effects, including travel restrictions, business and school closures, increased remote work, stay at home orders and other actions taken by individuals, government and the private sector to stem the spread of the virus, and the adverse impact thereof on our business, financial condition, results of operations and cash flows, including, but not limited to, our growth, operating costs, labor availability, logistical capabilities, customer demand for our products and industry demand generally, margins, inventory value, cash position, taxes, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally; our ability to reduce capital and operating expenses; with respect to the planned sale of Speedway, the ability to successfully complete the sale within the expected timeframe, on the expected terms, or at all, based on numerous factors, including the failure to satisfy any of the conditions to the consummation of the planned transaction (including obtaining certain governmental or regulatory approvals on the proposed terms and schedule), the occurrence of any event, change or other circumstance that could give rise to the termination of the planned transaction; MPC’s ability to utilize the proceeds as anticipated; the risk that the dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the planned transaction will exceed our estimates; and our ability to capture value and realize the other expected benefits from the associated ongoing supply relationship following consummation of the planned sale; the risk that the cost savings and any other synergies from our acquisitions may not be fully realized or may take longer to realize than expected; the risk of further impairments; the ability to complete any divestitures on commercially reasonable terms and/or within the expected timeframe, and the effects of any such divestitures on the business, financial condition, results of operations and cash flows; future levels of revenues, refining and marketing margins, operating costs, gasoline and distillate margins, merchandise margins, income from operations, net income and earnings per share; the regional, national and worldwide availability and pricing of refined products, crude oil, natural gas, NGLs and other feedstocks; consumer demand for refined products; the ability to manage disruptions in credit markets or changes to credit ratings; future levels of capital, environmental and maintenance expenditures; general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects, including the potential conversion of the Martinez Refinery to a renewable diesel facility; the receipt of relevant third party and/or regulatory approvals; the reliability of processing units and other equipment; the successful realization of business strategies, growth opportunities and expected investment; share repurchase authorizations, including the timing and amounts of such repurchases; the adequacy of capital resources and liquidity, including availability, timing and amounts of free cash flow necessary to execute business plans, complete announced capital projects and to effect any share repurchases or to maintain or increase the dividend; the effect of restructuring or reorganization of business components, including those undertaken in connection with the planned sale of Speedway and workforce reduction; the potential effects of judicial or other proceedings, including remedial actions involving removal and reclamation obligations under environmental regulations, on the business, financial condition, results of operations and cash flows; continued or further volatility in and/or degradation of general economic, market, industry or business conditions as a result of the COVID-19 pandemic (including any related government policies and actions), other infectious disease outbreaks, natural hazards, extreme weather events or otherwise; general economic, political or regulatory developments, including changes in governmental policies relating to refined petroleum products, crude oil, natural gas or NGLs, regulation or taxation and other economic and political developments (including those caused by public health issues and outbreaks); non-payment or non-performance by our producer and other customers; compliance with federal and state environmental, economic, health and safety, energy and other policies, permitting and regulations, including the cost of compliance with the Renewable Fuel Standard, and/or enforcement actions initiated thereunder; the effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s Annual Report on Form 10-K for the year ended Dec. 31, 2019, and in Forms 10-Q and other filings, filed with the SEC. Copies of MPC's Form 10-K, Forms 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K for the year ended December 31, 2019, Forms 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

We have based our forward-looking statements on our current expectations, estimates and projections about our business and industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Any forward-looking statements speak only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statements except to the extent required by applicable law.

Consolidated Statements of Income (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per-share data)	2020	2019	2020	2019
Revenues and other income:
Sales and other operating revenues(a)	$17,972	$28,008	$69,779	$111,148
Income (loss) from equity method investments(b)	102	40	(935)	312
Net gain on disposal of assets	64	58	70	278
Other income	49	34	118	127
Total revenues and other income	18,187	28,140	69,032	111,865
Costs and expenses:
Cost of revenues (excludes items below)(a)	17,216	24,602	65,733	99,228
LCM inventory valuation adjustment	(1,185)	—	—	—
Impairment expense	146	1,197	8,426	1,197
Depreciation and amortization	849	850	3,375	3,225
Selling, general and administrative expenses	630	779	2,710	3,192
Restructuring expenses	19	—	367	—
Other taxes	122	154	668	561
Total costs and expenses	17,797	27,582	81,279	107,403
Income (loss) from continuing operations	390	558	(12,247)	4,462
Net interest and other financial costs	333	297	1,365	1,229
Income (loss) from continuing operations before income taxes	57	261	(13,612)	3,233
Provision (benefit) for income taxes on continuing operations	(100)	184	(2,337)	784
Income (loss) from continuing operations, net of tax	157	77	(11,275)	2,449
Income from discontinued operations, net of tax	324	185	1,205	806
Net income (loss)	481	262	(10,070)	3,255
Less net income (loss) attributable to:
Redeemable noncontrolling interest	20	20	81	81
Noncontrolling interests	269	(201)	(232)	537
Net income (loss) attributable to MPC	$192	$443	$(9,919)	$2,637

Per share data
Basic:
Continuing operations	$(0.21)	$0.40	$(17.14)	$2.78
Discontinued operations	0.50	0.28	1.86	1.22
Net income (loss) per share	$0.29	$0.68	$(15.28)	$4.00

Weighted average shares outstanding (in millions)	650	648	649	659
Diluted:
Continuing operations	$(0.21)	$0.40	$(17.14)	$2.76
Discontinued operations	0.50	0.28	1.86	1.21
Net income (loss) per share	$0.29	$0.68	$(15.28)	$3.97

Weighted average shares outstanding (in millions)	650	653	649	664
(a)    In accordance with discontinued operations accounting, Speedway sales to retail customers and net results are reflected in income from discontinued operations, net of tax and Refining & Marketing intercompany sales to Speedway are presented as third-party sales.
(b)    The 2020 YTD period includes $1.3 billion of impairment expense.

Income Summary for Continuing Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2020	2019	2020	2019
Income (loss) from continuing operations by segment
Refining & Marketing(a)(b)	$(1,579)	$1,106	$(5,189)	$2,856
Midstream	974	889	3,708	3,594
Corporate(c)	(175)	(244)	(800)	(833)
Income (loss) from continuing operations before items not allocated to segments	(780)	1,751	(2,281)	5,617
Items not allocated to segments:
LCM inventory valuation adjustment	1,185	—	—	—
Impairments(d)	(146)	(1,239)	(9,741)	(1,239)
Restructuring expenses(e)	(19)	—	(367)	—
Litigation	84	—	84	(22)
Gain on sale of assets	66	—	66	—
Transaction-related costs(f)	—	(6)	(8)	(153)
Equity method investment restructuring gains(g)	—	52	—	259
Income (loss) from continuing operations	390	558	(12,247)	4,462
Net interest and other financial costs	333	297	1,365	1,229
Income (loss) from continuing operations before income taxes	57	261	(13,612)	3,233
Provision (benefit) for income taxes on continuing operations	(100)	184	(2,337)	784
Income (loss) from continuing operations, net of tax	$157	$77	$(11,275)	$2,449

(a)    Includes direct dealer income from operations of $90 million, $194 million, $393 million and $489 million for the fourth quarter 2020, the fourth quarter 2019, for the year 2020 and for the year 2019, respectively, due to our third quarter 2020 change in segment presentation.
(b)    Includes last-in, first-out (LIFO) liquidation charges of $305 million for the fourth quarter 2020 and $561 million for the year 2020.
(c)    Reflects corporate costs of $6 million, $7 million, $26 million and $28 million for the fourth quarter 2020, the fourth quarter 2019, for the year 2020 and for the year 2019, respectively, that are no longer allocated to Speedway under discontinued operations accounting.
(d)    Includes $7.4 billion goodwill impairment, $1.3 billion impairment of equity method investments and $1.0 billion impairment of long-lived assets in 2020 YTD period.
(e)     Restructuring expenses for the year 2020 include $195 million of exit costs related to the Martinez and Gallup refineries and $172 million of employee separation costs.
(f)    2020 includes costs incurred in connection with the Midstream strategic review. 2019 includes employee severance, retention and other costs related to the acquisition of Andeavor.
(g)    Represents gain related to the formation of a new joint venture: Capline LLC in the 2019 YTD period.

Income Summary for Discontinued Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2020	2019	2020	2019
Income from discontinued operations
Speedway	$419	$290	$1,701	$1,121
LCM inventory valuation adjustment	25	—	—	—
Transaction-related costs(a)	(39)	(7)	(114)	(7)
Income from discontinued operations	405	283	1,587	1,114
Net interest and other financial costs	5	5	20	18
Income from discontinued operations before income taxes	400	278	1,567	1,096
Provision for income taxes on discontinued operations	76	93	362	290
Income from discontinued operations, net of tax	$324	$185	$1,205	$806

(a)    Costs related to the Speedway separation.

Capital Expenditures and Investments (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2020	2019	2020	2019
Refining & Marketing(a)	$175	$634	$1,170	$2,045
Midstream	199	870	1,398	3,290
Corporate(b)	40	96	186	237
Speedway	77	217	277	561
Total	$491	$1,817	$3,031	$6,133

(a)    Includes direct dealer capital expenditures of $13 million, $20 million, $38 million and $46 million for the fourth quarter 2020, the fourth quarter 2019, for the year 2020 and for the year 2019, respectively, due to our third quarter 2020 change in segment presentation.
(b)    Includes capitalized interest of $21 million, $40 million, $106 million and $137 million for the fourth quarter 2020, the fourth quarter 2019, for the year 2020 and for the year 2019, respectively.

Refining & Marketing Operating Statistics (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Dollar per barrel of net refinery throughput:
Refining & Marketing margin, excluding LIFO liquidation charge(a)(b)	$7.42	$16.35	$8.96	$14.77
LIFO liquidation charge	(1.31)	—	(0.59)	—
Refining & Marketing margin(a)(b)	6.11	16.35	8.37	14.77
Less:
Refining operating costs	5.14	6.25	5.68	5.66
Distribution costs(a)(d)	5.44	4.61	5.37	4.52
Refining planned turnaround costs	0.46	0.54	0.88	0.65
Depreciation and amortization(a)	2.00	1.63	1.96	1.58
Plus (Less):
Biodiesel tax credit	—	0.55	—	0.08
Other(a)(e)	0.14	0.05	0.03	0.08
Refining & Marketing income (loss) from operations(a)	$(6.79)	$3.92	$(5.49)	$2.52
Fees paid to MPLX included in distribution costs above	$3.74	$2.99	$3.66	$2.84

Refining & Marketing refined product sales volume (mbpd)(f)	3,223	3,750	3,222	3,735
Crude oil refining capacity (mbpcd)(g)	2,860	3,021	2,963	3,021
Crude oil capacity utilization (percent)(g)	82	94	82	96
Refinery throughputs (mbpd):
Crude oil refined	2,335	2,831	2,418	2,902
Other charge and blendstocks	193	238	165	210
Net refinery throughput	2,528	3,069	2,583	3,112
Sour crude oil throughput (percent)	47	45	49	48
Sweet crude oil throughput (percent)	53	55	51	52
Refined product yields (mbpd):
Gasoline	1,344	1,623	1,314	1,560
Distillates	892	1,074	905	1,087
Propane	51	56	51	55
Feedstocks and special products	176	228	244	315
Heavy fuel oil	28	54	28	49
Asphalt	76	81	81	87
Total	2,567	3,116	2,623	3,153
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	36	148	60	110
(a)    Includes direct dealer results due to our third quarter 2020 change in segment presentation.
(b)    Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(c)    Excludes refining planned turnaround and depreciation and amortization expense.
(d)    Excludes depreciation and amortization expense.
(e)    Includes income (loss) from equity method investments, net gain (loss) on disposal of assets and other income.
(f)    Includes intersegment sales.

(g)    Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities. YTD 2020 crude oil refining capacity excludes idled Martinez, Gallup and Dickinson facilities for the third and fourth quarters of 2020.

Refining & Marketing Operating Statistics by Region (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Gulf Coast
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)	$5.96	$11.49	$6.71	$9.94
Refining operating costs(c)	3.42	5.00	4.13	4.27
Refining planned turnaround costs	0.12	0.65	0.70	0.30
Refining depreciation and amortization	1.47	1.16	1.45	1.10

Refinery throughputs (mbpd):
Crude oil refined	997	1,022	987	1,115
Other charge and blendstocks	113	257	129	202
Gross refinery throughput	1,110	1,279	1,116	1,317
Sour crude oil throughput (percent)	57	58	63	61
Sweet crude oil throughput (percent)	43	42	37	39
Refined product yields (mbpd):
Gasoline	538	569	498	566
Distillates	389	400	385	428
Propane	28	29	26	28
Feedstocks and special products	172	280	215	291
Heavy fuel oil	3	17	7	15
Asphalt	15	15	17	20
Total	1,145	1,310	1,148	1,348
Inter-region refinery transfers included in throughput and yields above (mbpd)	12	113	36	69

Mid-Continent
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)	$8.22	$17.30	$10.07	$17.70
Refining operating costs(c)	5.03	5.36	5.19	5.16
Refining planned turnaround costs	0.84	0.42	0.86	0.66
Refining depreciation and amortization	1.83	1.45	1.79	1.51

Refinery throughputs (mbpd):
Crude oil refined	936	1,189	989	1,150
Other charge and blendstocks	71	64	52	54
Gross refinery throughput	1,007	1,253	1,041	1,204
Sour crude oil throughput (percent)	26	26	26	27
Sweet crude oil throughput (percent)	74	74	74	73

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Refined product yields (mbpd):
Gasoline	560	674	550	632
Distillates	346	434	355	413
Propane	17	17	18	18
Feedstocks and special products	15	44	48	60
Heavy fuel oil	11	20	11	16
Asphalt	61	66	63	67
Total	1,010	1,255	1,045	1,206
Inter-region refinery transfers included in throughput and yields above (mbpd)	12	12	10	10

West Coast
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)(d)	$9.28	$23.15	$11.69	$18.54
Refining operating costs(c)	9.27	8.84	9.57	8.19
Refining planned turnaround costs	0.42	0.46	1.23	1.20
Refining depreciation and amortization	1.61	1.26	1.56	1.11

Refinery throughputs (mbpd):
Crude oil refined	402	620	442	637
Other charge and blendstocks	45	65	44	64
Gross refinery throughput	447	685	486	701
Sour crude oil throughput (percent)	72	61	70	63
Sweet crude oil throughput (percent)	28	39	30	37
Refined product yields (mbpd):
Gasoline	246	380	266	362
Distillates	157	240	165	246
Propane	6	10	7	9
Feedstocks and special products	19	45	32	68
Heavy fuel oil	20	24	19	24
Asphalt	—	—	1	—
Total	448	699	490	709
Inter-region refinery transfers included in throughput and yields above (mbpd)	12	23	14	31

(a)    The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the remaining items is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
(b)    Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput. Excludes LIFO liquidation charges of $305 million for the fourth quarter 2020 and $561 million for the year 2020.
(c)     Excludes refining planned turnaround and depreciation and amortization expense.
(d)    Includes direct dealer results due to our third quarter 2020 change in segment presentation.

Midstream Operating Statistics (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Pipeline throughputs (mbpd)(a)	4,838	5,231	4,805	5,245
Terminal throughput (mbpd)	2,606	3,313	2,673	3,279
Gathering system throughput (million cubic feet per day)(b)	5,265	6,192	5,475	6,094
Natural gas processed (million cubic feet per day)(b)	8,677	8,759	8,613	8,661
C2 (ethane) + NGLs fractionated (mbpd)(b)	585	557	562	534

(a)    Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)    Includes amounts related to unconsolidated equity method investments on a 100% basis.

Speedway Operating Statistics (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Speedway fuel sales (millions of gallons)	1,503	1,838	5,919	7,658
Speedway fuel margin (dollars per gallon)(a)	$0.2899	$0.2611	$0.3452	$0.2434
Merchandise sales (in millions)	$1,587	$1,569	$6,384	$6,305
Merchandise margin (in millions)	$470	$451	$1,846	$1,827
Merchandise margin percent	29.7%	28.7%	28.9%	29.0%
Same store gasoline sales volume (period over period)(b)	(18.1)%	(4.2)%	(20.0)%	(3.3)%
Same store merchandise sales (period over period)(b)(c)	1.8%	4.7%	(0.2)%	5.4%
Total convenience stores at period-end	3,839	3,898

(a)    Includes bankcard processing fees (as applicable).
(b)    Same store comparison includes only locations owned at least 13 months.
(c)    Excludes cigarettes.

Select Financial Data (Unaudited)

(In millions)	December 31 2020	September 30 2020
Cash and cash equivalents(a)	$555	$716
MPC debt(b)	11,575	11,648
MPLX debt	20,139	20,349
Total consolidated debt(b)	31,714	31,997
Redeemable noncontrolling interest	968	968
Equity	29,159	29,546
Shares outstanding	651	651

(a)    Includes Speedway’s cash and cash equivalents of $140 million and $98 million, respectively, which is classified as assets held for sale on MPC’s consolidated balance sheets. Includes MPLX cash and cash equivalents of $15 million and $28 million, respectively.
(b)    Includes Speedway’s debt of $130 million and $120 million, respectively, which is classified as liabilities held for sale on MPC’s consolidated balance sheets.

Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because, when reconciled to their most comparable GAAP financial measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. For the three and twelve months ended Dec. 31, 2020, we applied a combined federal and state statutory tax rate of 24% to the adjusted pre-tax loss for those periods. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends.
Adjusted Diluted Earnings Per Share
Adjusted diluted earnings per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

Reconciliation of Net Income (Loss) Attributable to MPC to Adjusted Net Income (Loss) Attributable to MPC

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2020	2019	2020	2019
Net income (loss) attributable to MPC	$192	$443	$(9,919)	$2,637
Pre-tax adjustments:
LCM inventory valuation adjustment	(1,210)	—	—	—
Impairments	146	1,239	9,741	1,239
Restructuring expenses	19	—	367	—
LIFO liquidation charge	305	—	561	—
Litigation	(84)	—	(84)	22
Gain on sale of assets	(66)	—	(66)	—
Transaction-related costs	39	13	122	160
Equity method investment restructuring gains	—	(52)	—	(259)
Biodiesel tax credit	—	(175)	—	(104)
Out of period tax adjustment	—	—	—	36
Purchase accounting - depreciation and amortization	—	—	—	(17)
Tax impact of adjustments(a)	71	9	(1,638)	22
Non-controlling interest impact of adjustments	(20)	(459)	(1,315)	(457)
Adjusted net income (loss) attributable to MPC	$(608)	$1,018	$(2,231)	$3,279

Diluted income (loss) per share	$0.29	$0.68	$(15.28)	$3.97
Adjusted diluted income (loss) per share(b)	$(0.94)	$1.56	$(3.44)	$4.94
(a)    For the three and twelve months ended Dec. 31, 2020, income taxes for adjusted earnings was calculated by applying a combined federal and state statutory tax rate of 24% to the adjusted pre-tax loss for these periods. The corresponding adjustments to reported income taxes is shown in the table above.
(b)    For the three and twelve months ended Dec. 31, 2020, weighted-average diluted shares used for the adjusted net loss per share calculations do not assume the conversion of share-based awards, as the effect would be antidilutive.

Adjusted EBITDA & Segment Adjusted EBITDA
Adjusted EBITDA and Segment Adjusted EBITDA represent earnings before net interest and other financial costs, income taxes, depreciation and amortization expense as well as adjustments to exclude refining turnaround costs, items not allocated to segment results and other items shown in the table below. We believe these non-GAAP financial measures are useful to investors and analysts to analyze and compare our operating performance between periods by excluding items that do not reflect the core operating results of our business or in the case of turnarounds, which provide benefits over multiple years. We also believe that excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds. Adjusted EBITDA and Segment Adjusted EBITDA should not be considered as a substitute for, or superior to segment income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA and Segment Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income (Loss) Attributable to MPC to Adjusted EBITDA from Continuing Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2020	2019	2020	2019
Net income (loss) attributable to MPC	$192	$443	$(9,919)	$2,637
Plus (Less):
Income from discontinued operations, net of tax	(324)	(185)	(1,205)	(806)
Net interest and other financial costs	333	297	1,365	1,229
Net income (loss) attributable to noncontrolling interests	289	(181)	(151)	618
Provision (benefit) for income taxes	(100)	184	(2,337)	784
Depreciation and amortization	849	850	3,375	3,225
Refining planned turnaround costs	107	153	832	740
LCM inventory valuation adjustment	(1,185)	—	—	—
Impairments	146	1,239	9,741	1,239
Restructuring expenses	19	—	367	—
LIFO liquidation charge	305	—	561	—
Litigation	(84)	—	(84)	22
Gain on sale of assets	(66)	—	(66)	—
Transaction-related costs	—	6	8	153
Equity method investment restructuring gains	—	(52)	—	(259)
Adjusted EBITDA from continuing operations	$481	$2,754	$2,487	$9,582

Reconciliation of Income from Discontinued Operations, Net of Tax to EBITDA from Discontinued Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2020	2019	2020	2019
Income from discontinued operations, net of tax	$324	$185	$1,205	$806
Plus (Less):
Net interest and other financial costs	5	5	20	18
Provision for income taxes	76	93	362	290
Depreciation and amortization(a)	7	128	244	413
LCM inventory valuation adjustment	(25)	—	—	—
Transaction-related costs	39	7	114	7
Adjusted EBITDA from discontinued operations	$426	$418	$1,945	$1,534

(a)    As of August 2, 2020, MPC ceased recording depreciation and amortization for Speedway. Asset write-offs and retirements charges, which totaled $7 million for the fourth quarter 2020, are presented as depreciation and amortization in our financial statements for all periods presented.

Refining & Marketing Margin
Refining margin is defined as sales revenue less the cost of refinery inputs and purchased products.
Reconciliation of Refining & Marketing Income (Loss) from Operations to Refining & Marketing Gross Margin and Refining & Marketing Margin
Effective in the third quarter of 2020, Refining & Marketing historical results have been recast and now include the results of the retained direct dealer business.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2020	2019	2020	2019
Refining & Marketing income (loss) from operations(a)	$(1,579)	$1,106	$(5,189)	$2,856
Plus (Less):
Selling, general and administrative expenses	454	549	2,030	2,211
LCM inventory valuation adjustment	1,185	—	—	—
(Income) loss from equity method investments	(8)	(1)	(2)	(11)
Net (gain) loss on disposal of assets	(1)	—	(1)	(8)
Other income	(26)	(13)	(35)	(43)
Refining & Marketing gross margin	25	1,641	(3,197)	5,005
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,213	2,829	9,694	10,710
LCM inventory valuation adjustment	(1,185)	—	—	—
Depreciation and amortization	465	461	1,857	1,780
Gross margin excluded from Refining & Marketing margin(b)	(80)	(157)	(365)	(621)
Other taxes included in Refining & Marketing margin	(17)	(3)	(79)	(11)
Biodiesel tax credit	—	(153)	—	(93)
Refining & Marketing margin(a)	1,421	4,618	7,910	16,770
LIFO liquidation charge	305	—	561	—
Refining & Marketing margin, excluding LIFO liquidation charge	$1,726	$4,618	$8,471	$16,770

Refining & Marketing margin by region:
Gulf Coast	$601	$1,233	$2,652	$4,525
Mid-Continent	753	1,975	3,801	7,712
West Coast	372	1,410	2,018	4,533
Refining & Marketing margin, excluding LIFO liquidation charge	$1,726	$4,618	$8,471	$16,770

(a)    LCM inventory valuation adjustments are excluded from Refining & Marketing income from operations and Refining & Marketing margin.
(b)    The gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment such as biodiesel facilities, ethanol ventures, cogeneration power facilities and processing of credit card transactions on behalf of certain of our marketing customers.

Speedway Fuel Margin
Speedway fuel margin is defined as the price paid by consumers less the cost of refined products, including transportation, consumer excise taxes and bankcard processing fees (where applicable).
Speedway Merchandise Margin
Speedway merchandise margin is defined as the price paid by consumers less the cost of merchandise.
Reconciliation of Income from Discontinued Operations to Speedway Gross Margin and Speedway Margin

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2020	2019	2020	2019
Income from discontinued operations	$405	$283	$1,587	$1,114
Plus (Less):
Operating, selling, general and administrative expenses	597	617	2,376	2,371
Income from equity method investments	(23)	(24)	(93)	(82)
Net gain on disposal of assets	(1)	(27)	(1)	(29)
Other income	(43)	(35)	(170)	(44)
Speedway gross margin	935	814	3,699	3,330
Plus (Less):
LCM inventory valuation adjustment	(25)	—	—	—
Depreciation and amortization	7	128	244	413
Speedway margin(a)	$917	$942	$3,943	$3,743

Speedway margin:
Fuel margin	$436	$479	$2,043	$1,864
Merchandise margin	470	451	1,846	1,827
Other margin	11	12	54	52
Speedway margin	$917	$942	$3,943	$3,743
(a)    LCM inventory valuation adjustments are excluded from Speedway margin.